                                                                    Exhibit 12.1

                                 Tiffany & Co.
                        Ratio of Earnings to Fixed Charges
                         (In thousands, except ratios)


                                                                                                       For the
                                                Fiscal Year Ended January 31,                    Three Months Ended
                                        ----------------------------------------------     -------------------------------
                                        1995      1996      1997       1998       1999     April 30, 1998   April 30, 1999
                                        ----      ----      ----       ----       ----     --------------   --------------
Pre-tax earnings                      $51,566   $69,035   $102,886   $127,758   $155,648       $19,337         $27,857
                                      ====================================================================================
Fixed charges:
  Interest expense and deferred note
   cost amortization                  $12,632   $11,727     $8,759     $7,466     $8,734        $1,917          $3,442
Interest portion of rent expense        8,905     9,836     10,990     11,115     13,409         3,082           3,530
                                      ------------------------------------------------------------------------------------
Total fixed charges                   $21,537   $21,563    $19,749    $18,581    $22,143        $4,999          $6,972
                                      ====================================================================================
Pre-tax earnings plus fixed charges   $73,103   $90,598   $122,635   $146,339   $177,791       $24,336         $34,829
                                      ====================================================================================
Ratio of earnings to fixed charges       3.39x     4.20x      6.21x      7.88x      8.03x         4.87x           5.00x
                                      ====================================================================================